Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-206619, 333-211101 and 333-228495) of DexCom, Inc.,

(2)	Registration Statement (Form S-8 No. 333-124059) pertaining to the 1999 Stock Option Plan, 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan of DexCom, Inc.,

(3)
Registration Statement (Form S-8 Nos. 333-138174, 333-145159, 333-149734, 333-158993, 333-166552, 333-172604, 333-180421 and 333-188305) pertaining to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan of DexCom, Inc.,

(4)	Registration Statement (Form S-8 Nos. 333-195660 and 333-202375) pertaining to the 2005 Equity Incentive Plan of DexCom, Inc.,

(5)	Registration Statement (Form S-8 No. 333-204699) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of DexCom, Inc., and

(6)	Registration Statement (Form S-8 Nos. 333-218562 and 333-234682) pertaining to the Amended and Restated 2015 Equity Incentive Plan of DexCom, Inc.;

of our reports dated February 13, 2020, with respect to the consolidated financial statements and schedule of DexCom, Inc., and the effectiveness of internal control over financial reporting of DexCom, Inc., included in this Annual Report (Form 10-K) of DexCom, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Diego, California
February 13, 2020